EXHIBIT 99.3

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)  The following documents are filed as part of this report:

1.	Financial Statements: See Index to Consolidated Financial Statements under Item 8, included as Exhibit 99.2
2.	Financial Statement Schedules: Schedule I — Condensed Financial Information of the Registrant Schedule II — Valuation and Qualifying Accounts

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

MICRON TECHNOLOGY, INC.

(Parent Company Only)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions)

For the year ended	September 1, 2016	September 3, 2015	August 28, 2014
Net sales	$5,529	$5,547	$5,819
Cost of goods sold	3,625	3,329	3,514
Gross margin	1,904	2,218	2,305

Selling, general, and administrative	266	299	264
Research and development	1,500	1,483	1,389
Other operating (income) expense, net	26	(12)	251
Operating income (loss)	112	448	401

Interest income (expense), net	(348)	(273)	(209)
Other non-operating income (expense), net	182	(85)	(119)
	(54)	90	73

Income tax (provision) benefit	10	38	18
Equity in earnings (loss) of subsidiaries	(224)	2,773	2,956
Equity in net loss of equity method investees	(8)	(2)	(2)
Net income (loss) attributable to Micron	(276)	2,899	3,045
Other comprehensive income (loss)	(48)	(43)	(7)
Comprehensive income (loss) attributable to Micron	$(324)	$2,856	$3,038

See accompanying notes to condensed financial statements.

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

MICRON TECHNOLOGY, INC.

(Parent Company Only)

CONDENSED BALANCE SHEETS

(in millions except par value amounts)

As of	September 1, 2016	September 3, 2015
Assets
Cash and equivalents	$2,716	$721
Short-term investments	258	479
Receivables	102	133
Notes and accounts receivable from subsidiaries	1,159	1,091
Finished goods	49	77
Work in process	244	321
Raw materials and supplies	91	86
Other current assets	54	82
Total current assets	4,673	2,990
Investment in subsidiaries	12,897	13,051
Long-term marketable investments	414	932
Noncurrent notes receivable from and prepaid expenses to subsidiaries	709	163
Property, plant, and equipment, net	2,026	1,679
Other noncurrent assets	412	488
Total assets	$21,131	$19,303

Liabilities and equity
Accounts payable and accrued expenses	$916	$677
Short-term debt and accounts payable to subsidiaries	314	384
Current debt	75	655
Other current liabilities	16	8
Total current liabilities	1,321	1,724
Long-term debt	7,313	4,797
Other noncurrent liabilities	417	431
Total liabilities	9,051	6,952

Commitments and contingencies

Redeemable convertible notes	—	49

Micron shareholders’ equity
Common stock, $0.10 par value, 3,000 shares authorized, 1,094 shares issued and outstanding (1,084 as of September 3, 2015)	109	108
Other equity	11,971	12,194
Total Micron shareholders’ equity	12,080	12,302
Total liabilities and equity	$21,131	$19,303

See accompanying notes to condensed financial statements.

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

MICRON TECHNOLOGY, INC.

(Parent Company Only)

CONDENSED STATEMENTS OF CASH FLOWS

(in millions)

For the year ended	September 1, 2016	September 3, 2015	August 28, 2014
Net cash provided by operating activities	$836	$996	$888

Cash flows from investing activities
Purchases of available-for-sale securities	(859)	(1,799)	(1,047)
Expenditures for property, plant, and equipment	(651)	(609)	(392)
(Payments) proceeds on loans to subsidiaries, net	(550)	65	379
Cash paid for acquisitions	(216)	(57)	—
Payments to settle hedging activities	(155)	(135)	(27)
Cash contributions to subsidiaries	(111)	(151)	(121)
Proceeds from sales of available-for-sale securities	1,015	1,045	355
Proceeds from maturities of available-for-sale securities	582	536	202
Proceeds from settlement of hedging activities	337	78	23
Cash distributions from subsidiaries	47	33	227
Cash received from disposition of interest in Aptina	6	1	105
Other	66	(8)	65
Net cash provided by (used for) investing activities	(489)	(1,001)	(231)

Cash flows from financing activities
Proceeds from issuance of debt	1,993	2,050	1,750
Proceeds from equipment sale-leaseback transactions	216	—	—
Proceeds from issuance of stock under equity plans	49	73	265
Repayments of debt	(332)	(1,645)	(2,469)
Cash paid to acquire treasury stock	(148)	(884)	(76)
Payments of licensing obligations	(83)	(82)	(47)
Other	(47)	(35)	(32)
Net cash provided by (used for) financing activities	1,648	(523)	(609)

Effect of changes in currency exchange rates on cash and equivalents	—	—	(1)

Net increase (decrease) in cash and equivalents	1,995	(528)	47
Cash and equivalents at beginning of period	721	1,249	1,202
Cash and equivalents at end of period	$2,716	$721	$1,249

See accompanying notes to condensed financial statements.

MICRON TECHNOLOGY, INC.

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

NOTES TO CONDENSED FINANCIAL STATEMENTS

(All tabular amounts in millions)

Basis of Presentation

Micron, a Delaware corporation, was incorporated in 1978.  Micron is the parent company of its consolidated subsidiaries and, together with its consolidated subsidiaries, is a global leader in advanced semiconductor systems.

These condensed financial statements have been prepared on a parent-only basis.  Under this parent-only presentation, Micron’s investments in its consolidated subsidiaries are presented under the equity method of accounting.  In accordance with Rule 12-04 of Regulation S-X, these parent-only financial statements do not include all of the information and footnotes required by Generally Accepted Accounting Principles (GAAP) in the United States for annual financial statements.  Because these parent-only financial statements and notes do not include all of the information and footnotes required by GAAP in the U.S. for annual financial statements, these parent-only financial statements and other information included should be read in conjunction with Micron’s audited Consolidated Financial Statements contained within Part II, Item 8 of this Annual Report on Form 10-K for the year ended September 1, 2016.

Debt

			2016			2015
Instrument(1)	Stated Rate(2)	Effective Rate(2)	Current	Long- Term	Total	Current	Long- Term	Total
Capital lease obligations(3)	N/A	N/A	$70	$171	$241	$174	$40	$214
2022 senior notes	5.875%	6.14%	—	590	590	—	589	589
2022 senior secured term loan B	6.460%	7.10%	5	730	735	—	—	—
2023 senior notes	5.250%	5.43%	—	990	990	—	988	988
2023 senior secured notes	7.500%	7.69%	—	1,237	1,237	—	—	—
2024 senior notes	5.250%	5.38%	—	546	546	—	545	545
2025 senior notes	5.500%	5.56%	—	1,139	1,139	—	1,138	1,138
2026 senior notes	5.625%	5.73%	—	446	446	—	446	446
2032C convertible senior notes(4)	2.375%	5.95%	—	204	204	—	197	197
2032D convertible senior notes(4)	3.125%	6.33%	—	154	154	—	150	150
2033E convertible senior notes(4)	1.625%	4.50%	—	168	168	217	—	217
2033F convertible senior notes(4)	2.125%	4.93%	—	271	271	264	—	264
2043G convertible senior notes	3.000%	6.76%	—	657	657	—	644	644
Other	1.650%	1.65%	—	10	10	—	60	60
			$75	$7,313	$7,388	$655	$4,797	$5,452

(1)       Micron has either the obligation or the option to pay cash for the principal amount due upon conversion for all of its convertible notes.  Micron’s current intent is to settle in cash the principal amount of all of its convertible notes upon conversion.

(2)  As of September 1, 2016.

(3)  Weighted-average imputed rate of 3.4% and 4.5% as of September 1, 2016 and September 3, 2015, respectively.

(4)       Since the closing price of Micron’s common stock for at least 20 trading days in the 30 trading day period ended on June 30, 2016 did not exceed 130% of the conversion price per share, these notes were not convertible by the holders during the calendar quarter ended September 30, 2016.  The closing price of our common stock exceeded the thresholds for the calendar quarter ended September 30, 2016; therefore, these notes are convertible by the holders through December 31, 2016.  The 2033 Notes were classified as current as of 2015 because the terms of these notes require us to pay cash for the principal amount of any converted notes and holders of these notes had the right to convert their notes as of that date.

The 2022 Term Loan B and 2023 Secured Notes are collateralized by substantially all of the assets of Micron and Micron Semiconductor Products, Inc. (“MSP”), a subsidiary of Micron, subject to certain exceptions and permitted liens on such assets on an equal and ratable basis, subject to certain limitations.  Included in Micron’s balance sheet as of September 1, 2016 were $5.37 billion of assets which collateralize these notes.  The 2022 Term Loan B Notes and 2023 Senior Secured Notes are structurally subordinated to the indebtedness and other liabilities of all of Micron’s subsidiaries that do not guarantee these notes.  As of September 1, 2016, only MSP guarantees these debt obligations.  Micron’s convertible and other senior notes are unsecured obligations that rank equally in right of payment with all of Micron’s other existing and future unsecured indebtedness, and are effectively subordinated to all of Micron’s other existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness.  The convertible notes and the 2022 Notes, 2023 Notes, 2024 Notes, 2025 Notes, and 2026 Notes of Micron are structurally subordinated to all liabilities of its subsidiaries, including trade payables.  Micron guarantees certain debt obligations of its subsidiaries but does not guarantee the MMJ creditor installment payments.  In addition, upon the consummation of the Inotera acquisition, Micron will guarantee all of Inotera’s and MSTW’s obligations under the Term Loan Facility.  As of September 1, 2016, Micron had guaranteed $1.08 billion of debt obligations of its subsidiaries.  Micron’s guarantees of its subsidiary debt obligations are unsecured obligations ranking equally in right of payment with all of its other existing and future unsecured indebtedness.

Capital Lease Obligations

Micron has various capital lease obligations due in periodic installments with a weighted-average remaining term of four years as of September 1, 2016.  As of September 1, 2016 and September 3, 2015, Micron had production equipment with carrying values of $226 million and $140 million, respectively, under capital leases.

Convertible Senior Notes, Senior Secured Notes, and Other Senior Notes

For further information, see “Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Debt.”

Other Facilities

In connection with entering into the 2022 Term Loan B on April 25, 2016, Micron terminated its revolving credit facility and repaid the $50 million outstanding principal amount.  For further information, see “Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Debt — Other Facilities — Revolving Credit Facilities.”

Maturities of Notes Payable and Future Minimum Lease Payments

As of September 1, 2016, maturities of notes payable and future minimum lease payments under capital lease obligations were as follows:

	Notes Payable	Capital Lease Obligations
2017	$8	$77
2018	183	50
2019	231	44
2020	305	56
2021	195	33
2022 and thereafter	6,628	—
Unamortized discounts and interest, respectively	(403)	(19)
	$7,147	$241

Commitments

Micron has provided various financial guarantees issued in the normal course of business on behalf of its subsidiaries.  These contracts include debt guarantees and guarantees of certain banking facilities.  Micron enters into these arrangements to facilitate commercial transactions with third parties by enhancing the value of the transaction to the third party.  Micron has entered into agreements covering certain activities of its subsidiaries, and occasionally Micron may be required to perform under such agreements on behalf of its subsidiaries.

Micron has guaranteed the obligations of Micron Semiconductor Asia Pte. Ltd. (“MSA”) and Micron Semiconductor (Xi’an) Co. Ltd. (“MXA”), each wholly-owned subsidiaries of Micron, in connection with a service agreement with Powertech Technology Inc. Xi’an (“PTI Xi’an”) to provide assembly services to us at our manufacturing site in Xi’an, China.  Micron would be required to pay the financial obligations of MSA and/or MXA in the event MSA and/or MXA fail to pay PTI Xi’an for services performed under the assembly services agreement.  Micron’s guarantee of MSA and of MXA extends through March 2022, the term of the assembly service agreement, but may be further extended through March 2024 if any party extends the assembly services agreement.  The maximum potential amount of future payments Micron may be required to pay under this guarantee is indeterminable because the pricing and volume under the assembly services agreement are variable.

As of September 1, 2016, the maximum potential amount of future payments Micron could have been required to make under its debt guarantees was approximately $1.08 billion.  Substantially all of this amount relates to guarantees for debt of wholly-owned entities whereby Micron would be obligated to perform under the guarantee if a subsidiary were to default on the terms of their debt arrangements.  In the event of performance under the guarantee, Micron would be permitted to seek reimbursement from the subsidiary company(ies) through liquidation of the assets which were collateral under various debt instruments.  At the time these contracts were entered into, the collateralized assets approximated the value of the outstanding guarantees.  The majority of these guarantees expire at various times between March 2017 and June 2020.  Micron guarantees a subsidiary credit facility that provides for up to $750 million of financing.  As of September 1, 2016, $75 million of principal amount was outstanding under this facility.

Micron guarantees certain banking facilities for its wholly-owned consolidated entities.  Substantially all of these guarantees relate to bank overdraft protections.  The maximum potential amount of future payments Micron could be required to make under these guarantees varies based on the extent of potential overdrafts.  Micron’s business processes substantially mitigate the risk of wholly-owned subsidiaries overdrafting their bank accounts.  The majority of these guarantees have no contractual expiration.

Contingencies

As is typical in the semiconductor and other high technology industries, from time to time others have asserted, and may in the future assert, that Micron and its subsidiaries’ products or manufacturing processes infringe their intellectual property rights.  Micron has accrued a liability and charged operations for the estimated costs of adjudication or settlement of various asserted and unasserted claims existing as of the balance sheet date.  Micron is currently a party to various litigation regarding patent, commercial, and other matters.  Micron is a party to the matters listed in the “Contingencies” note in the consolidated financial statements.  For further information, see “Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Contingencies.”

Redeemable Convertible Notes

For further information, see “Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Redeemable Convertible Notes.”

Related Party Transactions

Substantially all of Micron’s activities relate to manufacturing services performed for its subsidiaries and to royalties received for use of product and process technology.  Micron’s net sales to consolidated subsidiaries were $5.38 billion, $5.42 billion, and $5.64 billion for 2016, 2015, and 2014, respectively.  Gross margins on manufacturing activities are commensurate with market rates for such services.  Transactions between Micron and its consolidated subsidiaries are eliminated in consolidation.

Micron engages in various transactions with its equity method investees and eliminates the profits or losses on those transactions to the extent of its ownership interest until such time as the profits or losses are realized.  Micron held an equity interest in Aptina through August 15, 2014.  Net sales for 2014 included $43 million from products sold to and services performed for Aptina.  Micron held an equity interest in Aptina until the fourth quarter of 2014, at which time it sold its interest and recognized a non-operating gain of $119 million.  For further information regarding transactions between Micron and its equity method investees, see “Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Equity Method Investments — Other.”

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(in millions)

MICRON TECHNOLOGY, INC.

	Balance at Beginning of Year	Business Acquisitions	Charged (Credited) to Income Tax Provision	Currency Translation and Charges to Other Accounts	Balance at End of Year
Deferred Tax Asset Valuation Allowance
Year ended September 1, 2016	$2,051	$10	$(63)	$109	$2,107
Year ended September 3, 2015	2,443	—	(260)	(132)	2,051
Year ended August 28, 2014	3,155	—	(544)	(168)	2,443